EXHIBIT (4)(a) Consulting Agreement with Rubin Consultants, Inc.

                              CONSULTING AGREEMENT

          AGREEMENT, made as of this 16th day of February, 1996, by and between

Health Professionals, Inc., a Delaware corporation having its principal place of business at 515 East Las Olas Blvd., Ft. Lauderdale, Florida 33301 (hereinafter

"HPI") and Rubin Consultants Inc., a Panamanian corporation with its principal place of business c/o UniBank Trust Corp. Ltd., 20 Athol Street, Douglas, Isle

of Man, Channel Islands (hereinafter "Rubin").

                              W I T N E S S E T H:

          WHEREAS, HPI has been experiencing operating losses for some time; and

          WHEREAS, in their most recent report on HPI's financial statements,

BDO Seidman, HPI's auditors, have expressed reservations about HPI's ability to continue as a going concern; and

          WHEREAS, HPI has been advised by the American Stock Exchange ("AMEX"),

the principal market for its securities, that AMEX may delist HPI's common stock from trading thereon unless it fulfills certain conditions, including the improvement of its financial condition, which delisting would result in serious detriment to HPI and its shareholders; and

          WHEREAS, HPI desires to engage an outside entity or individual to provide financial and management related consulting services for and on behalf of HPI; and

          WHEREAS, Rubin has expertise in the financial and management type services HPI requires and has engaged the services of Henry d'Abo ("Consultant")

who has significant experience and expertise in business and financial management and consulting, particularly as such relates to





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financially-distressed companies and so-called "management turn-around"

situations; and

          WHEREAS, Consultant has also been a shareholder of HPI for some time and believes in the inherent potential for profitability of HPI's core business;

and

          WHEREAS, Consultant is willing to provide management consulting services on HPI's premises for a period of time and thereafter on an as-needed basis;

          WHEREAS, Rubin is willing to provide for the services of Consultant and to be compensated therefor by receipt of shares of HPI common stock in lieu of cash compensation; and

          WHEREAS, because of Rubin's willingness to accept HPI shares as compensation for Consultant's services, and owing to the volatile value and restrictions on the resale of such shares, HPI has agreed to issue a substantial portion of such shares presently; and

          WHEREAS, HPI is desirous of entering into such an arrangement.

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows.

          1.   Services to be Rendered.
               ------------------------
          (a)  During the term of this Agreement, Rubin shall arrange for

Consultant to render the services set forth in Schedule "A" annexed hereto and made a part hereof. Such services shall be rendered by Consultant in so many hours a week as Consultant, in his sole and absolute discretion, shall see fit;

provided, however, that Consultant shall make himself available to HPI for at least 40 hours per month. All work to be performed and services to be rendered

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hereunder shall be in consultation with HPI management. HPI agrees to make all its senior management, as well as members of its Board of Directors, available to Consultant at all reasonable times during normal business hours during the term of this Agreement.

          (b) The services to be rendered hereunder shall be performed by

Consultant, and such services may not be subcontracted or otherwise performed by third parties on behalf of Consultant without the prior written permission of

HPI.

          (c) During the first four (4) months of the term of this Agreement,

such services shall be rendered on a full-time basis by Consultant at HPI's executive offices. During such period, HPI shall make available to Consultant,

without charge, an office, as well as secretarial, reception and similar services commensurate with those of individuals performing similar functions for

HPI.

          (e) Nothing contained in this Agreement shall in any way be deemed as preventing or restricting either Rubin or Consultant from in any way performing any other business services for other individuals or entities or for their own account; provided, however, that Consultant shall not perform consulting services for entities engaged in businesses directly competitive with HPI.

          2. Compensation.
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          (a) As compensation for the full and complete rendition of the services to be rendered hereunder, HPI shall pay Rubin or Consultant, as directed, a fee of 160,000 shares (the "Shares") of its common stock, $.02 per share, giving effect to a proposed ten-for-one reverse split of the Company's common stock to be presented to the shareholders of the Company, and if not so approved, then the number of shares payable shall be multiplied by ten (10) ,

payable in full within 10 business days of the Company's next annual meeting of shareholders.

          (b) HPI shall reimburse Consultant for all reasonable business expenses incurred by Consultant in connection with the performance of

Consultant's obligations hereunder, but not including any expenses related to

Consultant's relocation costs or ordinary living expenses, provided that any expense in excess of $500, or any aggregate of expenses in excess of $1000 in any given month, shall require the prior written consent of HPI. HPI shall reimburse Consultant for such reimbursable expenses not more than once each month and only after receipt of supporting documentation sufficient to enable

HPI do validly deduct such expenses from its income under IRS rules and regulations.

          (c) HPI agrees that it will, no later than April 30, 1996, file or cause to be filed with the Securities and Exchange Commission and the American

Stock Exchange, a Registration Statement on Form S-8 (or similar form), which

Registration Statement shall cover the sale or other disposition by Rubin or

Consultant of all the Shares (as directed) and further that HPI shall use its best efforts to obtain the effectiveness of such Registration Statement as soon as practicable. HPI shall be required to effect a registration or qualification pursuant to this subsection (c) on one occasion only. All expenses of any registration and offering of the Shares pursuant to this paragraph


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(including, without limitation, registration fees, qualification fees, fees and disbursements of HPI's counsel and printing expenses) shall be borne by HPI.

          3. Term of Agreement.
             -----------------
          This Agreement shall be for a period of three (3) years from the date hereof unless terminated sooner as provided herein. After the six (6) month anniversary hereof, HPI may terminate this Agreement upon 30 days' notice to

Rubin with or without cause, provided that such termination will have no effect on Rubin or Consultant's rights to the Shares theretofore issued to it or issuable to it pursuant hereto.

          4. Rubin's And Consultant's Representation And Warranty. Rubin and
             ----------------------------------------------------
Consultant represent and warrant to HPI that each has the authority to enter into this Agreement and to perform all obligations hereunder.

          5. Representations And Warranties (a) HPI hereby represents and
             ------------------------------
warrants to Rubin, Consultant and their permitted assigns as follows:

          (i) No Consents. No permit, consent, approval, authorization, order
              -----------
of, or filing with, any court or governmental authority is required in connection with the execution and delivery by HPI of this Agreement or to consummate the transactions contemplated hereby, except for the filing of the

Registration Statement as provided in subsection 2(c).

          (ii) Authorization of Agreement, Etc. HPI has full right, power and
               --------------------------------
authority to execute and deliver this Agreement and any document, certificate or instrument required hereunder and any agreement to be executed (collectively,

the "Documents") and to perform all of its obligations hereunder and thereunder or contemplated hereby or thereby. The Documents have been, or will be, duly executed and delivered by HPI and the execution, delivery and

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performance by HPI of the Documents has been duly authorized by all requisite corporate action by HPI; and each constitutes, or will constitute, the legal,

valid and binding obligation of HPI enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy,

insolvency, reorganization, usury or other similar laws affecting the enforcement of creditors' rights generally.

          (iii) Authorization. The (A) authorization, execution, delivery and
                -------------
performance of the Documents; (B) authorization, issuance, sale and delivery of the Shares will not (i) violate any provision of law or statute or any order of any court or other governmental agency or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of HPI under its charter, the By-laws of HPI or any indenture, mortgage,

lease agreement or other agreement or instrument to which HPI is a party or by which it or any of its property is bound.

          (iv) Issuance Of Securities, Etc. HPI has all requisite corporate
               ----------------------------
power and authority to issue, sell and deliver the Shares and such issuance,

sale and delivery has been duly authorized by all requisite corporate action of

HPI and when so issued, sold and delivered (i) the Shares will be duly and validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, claims, encumbrances, restrictions or preemptive or any other similar rights imposed by or through HPI and HPI shall have paid all taxes, if any, in respect of the issuance thereof; and (ii) none of the Shares will be subject to preemptive or any other similar rights of the shareholders of HPI or others. The offer and sale of the Shares is exempt from the registration

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requirements of the Securities Act and the rules and regulations promulgated thereunder and the Shares will be issued in compliance with all applicable

Federal and state securities laws.

          (b) Rubin and Consultant hereby represent and warrant to HPI that they are acquiring the Shares for their own account for investment purposes and without a view to the resale or distribution thereof.

          6. Indemnity Obligations.
             ----------------------
          (a) HPI agrees to indemnify and hold harmless Rubin and Consultant, as follows:
          (i) against any and all losses, liabilities, claims, damages and reasonable expenses whatsoever arising out of any untrue statement or alleged untrue statement of a fact set forth in the Registration Statement or the omission or alleged omission therefrom of a fact necessary in order to make the statements therein, in light of the circumstances under which they were made,

not misleading unless such statement or omission was made in reliance on and in conformity with written information furnished to HPI by the Rubin or Consultant expressly for inclusion in the Registration Statement;

          (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or any claim whatsoever based upon (A)

any such untrue statement or omission or any such alleged untrue statement or omission unless such statement or omission was made in reliance on and in conformity with written information furnished to HPI by Rubin or Consultant expressly for inclusion in the Registration Statement or (B) the rendition by

Consultant of any of his services pursuant to this Agreement, except for any gross negligence, malfeasance, act of bad faith or breach of trust by

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Consultant or for his failure to adhere to the terms and conditions of this Agreement; and

          (iii) against any and all expenses whatsoever incurred in

investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above unless such statement or omission was made in reliance on and in conformity with written information furnished to HPI by Rubin or Consultant expressly for inclusion in the Registration Statement.

          (b) HPI agrees to indemnify and hold harmless Rubin and Consultant, to the same extent as the foregoing indemnity, against any and all losses,

liabilities, claims, damages and reasonable expenses whatsoever directly arising out of the exercise by any person of any right under the Securities Act, the

Exchange Act on account of violations of the representations, warranties or agreements set forth in Section 5 hereof.

          (c) Rubin agrees to indemnify and hold harmless HPI, its officers,

directors, employees, agents and counsel and each other person, if any, who controls HPI, to the same extent as the foregoing indemnity from HPI to Rubin and Consultant in Sections 6(a) and 6(b) hereof, but only with respect to (i)

statements or omissions, if any, made in the Registration Statement in reliance upon and in conformity with written information furnished to HPI by Rubin or

Consultant expressly for inclusion in the Registration Statement; and (ii)

actions which are the result of the gross negligence, malfeasance, act of bad faith or breach of trust by Consultant or for Consultant's failure to adhere to the terms of this Agreement. If any action shall be brought against HPI or any other person so indemnified based on the Registration Statement and in

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respect of which indemnity may be sought against Rubin pursuant to this Section

6(c), Rubin shall have the rights and duties given to an indemnifying party under Section 6(d) hereof and HPI and each other person so indemnified shall have the rights and duties given to indemnified parties pursuant to Section 6(a)

hereof. The foregoing agreement to indemnify shall be in addition to any liability Rubin may otherwise have including liabilities arising under this

Agreement.

          (d) If any action is brought against HPI, Rubin or Consultant, as the case may be (each, an "Indemnified Party" and collectively, "Indemnified

Parties"), in respect of which indemnity may be sought against HPI, Rubin or

Consultant, as the case may be, pursuant to Sections 6(a) - 6(c) above, each such Indemnified Party shall promptly notify the other party or parties liable for indemnification pursuant to the Section 6 (the "Indemnifying Party") in writing of the institution of such action (but the failure to so notify shall not relieve the Indemnifying Party from any liability it may have under this

Section 6 unless such failure results in the imposition of a default judgment which cannot be reopened) and the Indemnifying Party shall promptly assume the defense of such action, including the retention of counsel (reasonably satisfactory to each such Indemnified Party) and payment of expenses. Each such

Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of each such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall have not have promptly employed counsel reasonably satisfactory to each such Indemnified Party to have charge of the defense of such action or each such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other Indemnified Parties which are different from or additional to

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those available to one or more of the Indemnifying Parties and it would be inappropriate for the same counsel to represent both parties due to actual or potential differing interests between them, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of each

Indemnified Party. Anything in this Section 6(d) to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. HPI agrees to promptly notify Rubin and

Consultant of the commencement of any litigation or proceedings against HPI or any of its officers or directors in connection with the Registration Statement.

          7. Independent Contractor. It is expressly understood and agreed that
             ----------------------
Consultant, via Rubin, is being engaged as a self-employed independent contractor and not as an employee or agent of HPI. HPI will not withhold or pay any taxes relating to any of Consultant's activities hereunder, nor will HPI provide worker's compensation, disability, health or any other insurance coverage.

          8. General.
             -------
          (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all prior understandings, agreements, and documentation relating to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto.

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          (b) The expiration of the term of this Agreement notwithstanding,

provisions which are intended to survive and continue such expiration

(including, without limitation, Section 6 hereof) shall so survive and continue.

          (c) All notices which may be given under the provisions of this

Agreement or otherwise shall be conclusively deemed to have been given if delivered personally or sent by certified mail, return receipt requested, with postage prepaid, to each of the parties hereto at the respective addresses set forth above, or to such other address or addresses as either party may hereinafter designate in writing as his or its address for this purpose in the manner herein provided for giving notices. The date of giving of such notice shall be conclusively deemed to be the date of receipt, if delivered personally,

or the date of postmark, if mailed.

          (d) No term or provision hereof shall be deemed waived and no breach excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented.

          (e) The rights and obligations of the parties hereunder may not be assigned by any such party without the prior written consent of the other. This

Agreement shall inure to the benefit of and be binding upon the successors (by operation of law) and the permitted assigns of the parties

hereto.

          (f) Whenever the sense of this Agreement so requires, the masculine gender shall be deemed to include the feminine and/or neuter gender, and the plural, the singular and vice versa.







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                  (g) The titles set forth in this Agreement are for convenience of reference only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of any provision contained in this Agreement.

                  (h) This Agreement, its performance and the rights, obligations and remedies of the parties hereto, shall be construed and governed by the laws of the State of Florida without regard to its principles of conflict of laws.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the year and date first above written.

                                          HEALTH PROFESSIONALS, INC.

                                          By: S/ WILLIAM REITER
                                             -----------------------------
                                             William Reiter, CEO

                                          RUBIN CONSULTANTS, LTD.

                                          By:    S/ HENRY D'ABO
                                                 --------------------------

                                             S/ HENRY  D'ABO
                                          ---------------------------------
                                          Henry d'Abo
























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